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Exhibit 99

                                                                    NEWS RELEASE







USFILTER & SERVICE SYSTEMS INTERNATIONAL ANNOUNCE EXCLUSIVE MARKETING ALLIANCE FOR ULTRAVIOLET DISINFECTION TECHNOLOGY

Palm Desert, Calif. & Vancouver, B.C., Oct. 4, 2000

-USFilter and Service Systems International (OTCBB: SVSY) have announced plans to form a strategic alliance to market Service Systems' ultraviolet disinfection technology for water and wastewater applications.

USFilter's Wallace and Tiernan Products group, Vineland, N.J., has signed a letter of intent to form an exclusive alliance, in which Wallace and Tiernan Products will sell Service System's Ultra Guard(R) advanced ultraviolet disinfection technology.

Joe Millen, executive vice president of USFilter, said the alliance will ensure that USFilter remains a leader in this segment of the water and wastewater treatment industry.

"The Wallace & Tiernan Products group has 85 years of continued service to its customers for the supply of disinfection equipment applying various technologies. With UV disinfection systems, we will be even better positioned to serve an evolving market need."

According to Ken Fielding, Service Systems president and CEO, "The alliance will represent a major milestone in a string of contract awards and independent third party validations of the advantages, energy savings and superior performance of Ultra Guard(R) treatment systems. The agreement will give Service Systems access to an extensive sales and distribution network associated with the world's premier water and wastewater company. With these resources, we will be poised to rapidly expand our business.

Steve Wirtel, vice president of municipal sales for USFilter, added, "USFilter has been aware of the benefits of ultraviolet disinfection and has been actively searching for a UV disinfection technology to enhance our product and service offering to our clients. We wanted to be sure that our choice not only met short-term market demand, but also gave us sustainable value for all of our corporate objectives, including existing and future treatment plant operating contracts. The Ultra Guard(R) technology is such a choice."

Ultra Guard(R) UV disinfection technology features a number of innovations and improvements over conventional systems. Among these are:

-    Fewer lamps to treat a given flow

-    Enhanced hydraulics resulting in consistent high quality disinfection

-    Operational ease and flexibility with its modular single lamp reactors

-    Automatic dose pacing and lamp wiping for unattended operation

-    Internet-enabled for centralized remote system control and monitoring

-    Potable water disinfection capability

- Higher lamp and hydraulic efficiency allowing for cost effective disinfection of murky waters, even combined sewer overflows

Consummation of the alliance is subject to negotiation and execution of definitive agreements and other customary conditions.

As the leading supplier of chemical-feed equipment used in the treatment and disinfection of potable water and wastewater,

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USFilter's Wallace & Tiernan Products group designs and manufactures the most comprehensive line of disinfection/chlorination equipment available, as well as analytical instrumentation and controls, chemical-metering pumps, dry feeders, flowmeters and systems.

USFilter, a Vivendi Water company, is the leading global provider of commercial, industrial, municipal and residential water and wastewater treatment systems, products and services, with operations in more than 100 countries. USFilter, which is based in Palm Desert, Calif. invites you to visit its web sites at http://www.usfilter.com and http://www.wallaceandtiernan.usfilter.com.

Service Systems International (SVSY), based in Burnaby, BC, Canada, manufactures and markets a comprehensive range of water and wastewater disinfection systems using its patented UltraGuard(R) technology. Service Systems invites you to visit is web site at http://www.servicesystems.com.

FORWARD LOOKING STATEMENTS: Certain of the foregoing information are forward-looking statements regarding future events or the future financial performance of the company and are subject to a number of risks and other factors, which could cause the actual results to differ materially from those contained in the forward-looking statements. Among such factors are: general business and economic conditions, customer acceptance of and demand for the Company's products, the Company's overall ability to design, test and introduce new and improved products on a timely basis, regulatory constraints, and the risk factors listed from time to time in documents filed by the company with the SEC.

SOURCE USFilter

CO: USFilter; Wallace & Tieman Products; Vivendi Water; Service Systems
    International

ST: California, British Columbia, New Jersey

SU:

10/04/2000 20:10 EDT http://www.prnewswire.com